EXHIBIT 8(m)

State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, MA  02171

Gentlemen:

     Pursuant to Section 12 of the Custodian Agreement dated as of November 3, 1982 between USAA Mutual Fund, Inc. (the "Company") and State Street Bank and Trust Company (the "Custodian"), please be advised that the Company has established two new series of its shares, namely, the Science & Technology Fund and the First Start Growth Fund (the "Funds"), and please be further advised that the Company desires to retain the Custodian to render custody services under the Custodian Agreement to the Funds in accordance with the fee schedule attached hereto as Exhibit A.

     Please state below whether you are willing to render such services in accordance with the fee schedule attached hereto as Exhibit A.


                                                USAA MUTUAL FUND, INC.


Attest:    /s/ Michael D. Wagner                By:   /s/ Michael J. C. Roth
         -------------------------                  ---------------------------
         Secretary                                  President

Dated:    August 1, 1997

     We are willing to render custody services to the Science & Technology Fund and the First Start Growth Fund in accordance with the fee schedules attached hereto as Exhibit A.

                                             STATE STREET BANK AND TRUST COMPANY

Attest:     /s/ Paul Kaminski                By:    /s/ Marguerite Summers
          ------------------------                -----------------------------

Dated:    8/1/97

contract\mf\custodia.n\cusmfsci.fsg

                      STATE STREET BANK AND TRUST COMPANY
                             CUSTODIAN FEE SCHEDULE

                             USAA INVESTMENT TRUST
                             USAA MUTUAL FUND, INC.
                           USAA TAX EXEMPT FUND, INC.
                           USAA STATE TAX FREE TRUST

--------------------------------------------------------------------------------

I. Custody, Portfolio and Fund Accounting Services - Mantain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger, and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports. Securities yield or market value quotations will be provided to State Street by the fund or via State Streets Automated Pricing service.

     The administration fee shown below is an annual charge, in basis points, billed and payable monthly, based on average monthly net assets.

                           ANNUAL FEES PER PORTFOLIO
                           -------------------------

                            Annual Full Service Fees
                            ------------------------

     First 50 Million                             3.00 Basis Points
     Next 50 Million                              2.00 Basis Points
     Next 100 Million                             1.00 Basis Points
     Excess                                        .80 Basis Points

     Minimum Monthly Charge                    WAIVED

II.  Portfolio Trades - For Each Line Item Processed
     -----------------------------------------------

     State Street Bank Repos                                $ 7.00
     DTC or Fed Book Entry                                  $ 8.00
     Boston/New York Physical                               $25.00
     PTC Buy/Sell                                           $20.00
     All Other Trades                                       $16.00
     Maturity Collections (NY Physical)                     $ 8.00
     Option Charge for each option written or
     closing contract, per issue, per broker                $25.00
     Option expiration/Option exercised                     $15.00
     Interest Rate Futures -- no security movement          $ 8.00
     Monitoring for calls and processing coupons --
     for each coupon issue held -- monthly charge           $ 5.00
     Principal Reduction Payments Per Paydown               $10.00
     Interest/Dividend Claim Charges
     (For items held at the Request of Traders
     over record date in street form)                       $50.00

III. Holdings Charge
     ---------------

     Per Security per Month (Domestic Securities Only)      $ 5.00

                      STATE STREET BANK AND TRUST COMPANY
                             CUSTODIAN FEE SCHEDULE


                             USAA INVESTMENT TRUST
                             USAA MUTUAL FUND, INC.
                           USAA TAX EXEMPT FUND, INC.
                           USAA STATE TAX FREE TRUST

-------------------------------------------------------------------------------

IV.    Affirmation Charge
       ------------------

       Per Affirmation per Month                              $ 1.00

V.     Global Custody
       --------------

       U.S. Equivalent Market Value                     11.00 Basis Points
       Euroclear                                         5.00 Basis Points

VI.    Automated Pricing Via NAVigator
       -------------------------------

       Monthly Base Fee:
       Funds with International Holdings                      $375.00
       All other Funds                                        $300.00

       Monthly Quote Charge:

       - Municipal Bonds via Muller Data                      $ 10.00
       - Municipal Bonds via Kenny Information Systems        $ 16.00
       - Government, Corporate and Convertible Bonds
         via Merrill Lynch                                    $ 11.00
       - Corporate and Government Bonds via Muller Data       $ 11.00
       - Options, Futures and Private Placements              $  6.00
       - Foreign Equities and Bonds via Extel Ltd.            $  6.00
       - Listed Equities, OTC Equities, and Bonds             $  6.00
       - Corporate, Municipal, Convertible and
         Government Bonds, Adjustable Rate Preferred
         Stocks via IDSI                                      $ 12.00

VII.   Shareholder Check-Writing Service
       ---------------------------------

       Per check presented for payment
       (excluding postage)                                    $   .65

VIII.  Advertised Yield Service
       ------------------------

       Annual Maintenance Fee:

       For each portfolio maintained, monthly charge is based on the number of holding as followed:

                      STATE STREET BANK AND TRUST COMPANY
                             CUSTODIAN FEE SCHEDULE


                             USAA INVESTMENT TRUST
                             USAA MUTUAL FUND, INC.
                         USAA TAX EXEMPT FUND, INC.
                           USAA STATE TAX FREE TRUST

-------------------------------------------------------------------------------

          Holding per Portfolio                            Monthly Charge
          ---------------------                            --------------

               0 to 50                                           $250.00
              50 to 100                                          $300.00
               Over 100                                          $350.00

IX.    Special Services
       ----------------

     Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for yield calculation, securities lending, and other special items will be negotiated separately.

X.   Out-of-Pocket Expenses
     ----------------------

     A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

          Telephone/Telex
          Wire Charges ($5.25 per wire and $5.00 out)
          Postage and Insurance (includes check writing postage)
          Courier Service
          Duplicating
          Legal Fees
          Supplies Related to Fund Records
          Rush Transfer - $8.00 Each
          Transfer Fees
          Sub-Custodian Charges
          Price Waterhouse Audit Letter
          Federal Reserve Fee for Return Check items over $2,500 - $4.25 (Bill directly to USAA Transfer Agency Company)
          GNMA Transfer - $15 each
          PTC Deposit/Withdrawal for same day turnarounds - $50.00

                       STATE STREET BANK AND TRUST COMPANY
                             CUSTODIAN FEE SCHEDULE


                              USAA INVESTMENT TRUST
                             USAA MUTUAL FUND, INC.
                           USAA TAX EXEMPT FUND, INC.
                            USAA STATE TAX FREE TRUST

USAA INVESTMENT TRUST
USAA MUTUAL FUND, INC.
USAA TAX EXEMPT FUND, INC.
USAA STATE TAX FREE TRUST
XXXXXXXXXXXXXXXXXXXXXXX                         STATE STREET BANK & TRUST CO.

BY:    /s/ SHERRON KIRK                         BY:  /s/ MARGUERITE SUMMERS
       -----------------------                       --------------------------
                                                     Marguerite Summers

TITLE:  TREASURER                               TITLE:  VICE PRESIDENT

DATE:  7-10-97                                  DATE:  7/7/97